Exhibit 99.1

Contact: Dan Cravens
480-693-5729

FOR IMMEDIATE RELEASE

US AIRWAYS REPORTS FOURTH QUARTER AND FULL YEAR PROFIT
Second highest annual profit in Company’s history

Highlights of US Airways Group, Inc.’s (the Company) fourth quarter and 2010 results:

•	Full year 2010 net profit excluding special items was $447 million, or $2.34 per diluted share. This is the second highest profit in the Company’s history and represents a $946 million net profit improvement versus 2009.

•	Fourth quarter net profit excluding special items was $28 million, or $0.17 per diluted share. This is the Company’s first profitable fourth quarter since 2006.

•	Our team members earned approximately $47 million in profit sharing and an additional $24 million in operational incentive payouts in 2010.

•	Total cash and investments balance on Dec. 31, 2010 was $2.3 billion, of which $364 million was restricted, up from $2.0 billion, of which $480 million was restricted on Dec. 31, 2009.

TEMPE, Ariz., Jan. 26, 2011 — US Airways Group, Inc. (NYSE: LCC) today reported its fourth quarter and 2010 financial results. The Company reported a 2010 net profit of $447 million, or $2.34 per diluted share, which excludes special items totaling a net credit of $55 million. This is the second highest profit in the Company’s history and represents a $946 million improvement as compared to the 2009 net loss excluding special items of $499 million, or ($3.75) per share. On a GAAP basis, the Company reported a net profit of $502 million, or $2.61 per diluted share for 2010, compared to a net loss of $205 million, or ($1.54) per share, in 2009.

For the fourth quarter 2010, net profit excluding special items was $28 million, or $0.17 per diluted share. Net loss excluding special items for the fourth quarter 2009 was $32 million, or ($0.20) per share. On a GAAP basis, the Company reported a net profit of $28 million for its fourth quarter 2010, or $0.17 per diluted share, compared to a net loss of $79 million, or ($0.49) per share, for the same period in 2009.

See the accompanying notes in the Financial Tables section of this press release for a reconciliation of GAAP financial information to non-GAAP financial information.

US Airways Group, Inc. Chairman and CEO Doug Parker stated, “2010 was a great year for US Airways, including the second highest profit (excluding special items) in our history and an earnings improvement of nearly $1 billion versus 2009. We also ended the year on a strong note with our first profitable fourth quarter since 2006.

“These results are due to our 31,000 team members, who did an excellent job of taking care of our customers throughout 2010. As reported by the Department of Transportation (DOT) through November 2010, US Airways ranked number one among the five largest network carriers in baggage handling and number two in on-time performance. Our customer satisfaction also outperformed the competition as evidenced by our 2010 complaint ratio, which was ten percent better than the average of our peers.

“This performance allowed our team members to earn approximately $24 million in operational incentive payouts in 2010 and another $47 million in profit sharing. We are very pleased to recognize our employees’ accomplishments through these programs and we look forward to continued recognition in 2011.

“2008 and 2009 were extraordinarily difficult years for our industry. US Airways took decisive actions to manage through those challenges – including reducing capacity, realigning our network to focus on key markets, introducing new revenue streams, controlling costs, and maintaining a commitment to exceptional operating reliability. These steps, combined with 2010’s improving economic environment, have now put US Airways back on the path to sustained profitability. We fully understand, though, that remaining on that path requires commitment to the same steps that allowed us to navigate through the crisis. US Airways has such a commitment and because of it, we enter 2011 with confidence and excitement about the years to come.”

Revenue and Cost Comparisons

A modestly improving economy and continued industry capacity discipline led to improved revenue performance. Total revenues in the fourth quarter were up 10.7 percent versus the fourth quarter of 2009 on a 4.2 percent increase in total available seat miles (ASMs). Total revenue per available seat mile was 13.83 cents, up 6.2 percent versus the same period last year driven by a 3.4 percent increase in passenger yields and an increase in passenger load factor from 78.6 percent to a fourth quarter record, 80.6 percent.

For the full year 2010, total revenues were $11.9 billion, up 13.9 percent versus 2009. Total revenue per ASM increased 12.9 percent to 13.88 cents, driven by an 11.2 percent increase in passenger yield and a record load factor of 81.1 percent, up from 80.5 percent.

Despite higher fuel prices, the Company was able to keep its costs in check through outstanding operating reliability and continued cost diligence. Executive Vice President and Chief Financial Officer Derek Kerr said, “Throughout the year, our team did a terrific job of aggressively managing our expenses, which is especially noteworthy in an environment of relatively flat capacity growth. Our mainline unit costs excluding fuel and special items remained flat while our competitors’ unit costs on this same basis have risen significantly.”

Total operating expenses in the fourth quarter were up 7.3 percent over the same period last year due to a 22.4 percent increase in fuel expense. Mainline cost per available seat mile (CASM) was 12.05 cents, up 2.0 percent. Excluding fuel and special items, mainline CASM was 8.41 cents, down 1.7 percent versus the same period last year. Excluding fuel, special items and profit sharing, mainline CASM decreased 2.0 percent to 8.39 cents. Express CASM excluding fuel and special items was 13.81 cents, up 3.0 percent on a 4.1 percent increase in ASMs.

For the full year 2010, total operating expenses were $11.1 billion, up 7.6 percent versus 2009 due primarily to a 28.3 percent increase in fuel expense. Excluding fuel, special items and profit sharing, mainline CASM declined 0.4 percent. Express CASM excluding fuel and special items increased 3.9 percent.

Liquidity

As of Dec. 31, 2010, the Company had approximately $2.3 billion in total cash and investments, of which $364 million was restricted, up from $2.0 billion, of which $480 million was restricted on Dec. 31, 2009.

Other Notable Accomplishments

•	Completed an offering of enhanced equipment trust certificates (EETC) in the aggregate principal amount of $340 million. The proceeds from the offering were used to refinance eight Airbus aircraft owned by the Company and for general corporate purposes.

•	Amended the codeshare and revenue sharing agreement with Mesa to extend 38 CRJ-900 aircraft to Sept. 2015. The amendment, approved by the U.S. Bankruptcy Court and currently in effect, reduces rates US Airways pays to Mesa to operate these aircraft by approximately $28 million annually.

•	Implemented voluntary reaccommodation functionality on the Company’s website. During inclement weather conditions, customers in affected cities can now go to usairways.com to modify and rebook their reservations themselves, eliminating the need to interact with a reservations agent.

•	Announced that in anticipation of planned retirements and attrition, the Company will hire 420 flight attendants and 80 pilots for 2011. The positions will be filled by recalling employees currently on furlough, as well as through hiring new crew members. The majority of these returning and new pilots and flight attendants will be flying by July. After the recall, US Airways will have approximately 100 pilots and no flight attendants on furlough.

•	Launched Star Alliance Upgrade Awards, an innovative and unique program that allows US Airways Dividend Miles members to use their miles to upgrade to the next class of service on Star Alliance partner operated flights. The program also allows frequent flyers with other Star Alliance carriers to use miles towards an upgrade when traveling on US Airways. For complete details on Star Alliance upgrade awards, visit usairways.com/starawards

•	Introduced electronic boarding passes in Las Vegas and Charlotte. The new technology allows customers to receive their boarding pass electronically via their smart phone and to seamlessly pass through security and board the plane. The Company expects to expand this program to the entire US Airways system in the first quarter.

•	Received distinction as one of “Best Places to Work” and earned a 100 percent rating on the Human Rights Campaign’s Corporate Equality Index, which measures companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. This is the sixth year in a row the airline has achieved a perfect score.

•	Announced that its 31,000 employees pledged a record-breaking $1.2 million to the airline’s annual “Hope Takes Flight” campaign which benefits the United Way. The 2011 campaign brings the total raised by US Airways employees to nearly $9 million since 2000.

•	Honored Orlando, Fla. Line Maintenance Manager, Charles W. Marler for his five decades of service in the airline industry and who was awarded the Charles Taylor “Master Mechanic” Award by the Federal Aviation Administration (FAA). The award recognizes the lifetime accomplishments of senior aviation mechanics.

Analyst Conference Call/Webcast Details

US Airways will conduct a live audio webcast of its earnings call today at 12:00 p.m. ET, which will be available to the public on a listen-only basis at www.usairways.com under the Company Info >> Investor Relations tab. An archive of the call/webcast will be available in the Public/Investor Relations portion of the Web site through Feb. 26.

2011 Investor Guidance

The Company will provide its investor relations guidance on its Web site (www.usairways.com) immediately following its 12:00 p.m. ET conference call. The Company typically provides guidance related to cost per available seat mile (CASM) excluding fuel and special items, fuel prices, other revenues and estimated interest expense/income on its investor relations update page on its web site. This update will also include the airline’s capacity, fleet plan, and estimated capital spending for 2011.

About US Airways

US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,200 flights per day and serves more than 200 communities in the U.S., Canada, Mexico, Europe, the Middle East, the Caribbean, Central and South America. The airline employs approximately 31,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers 21,000 daily flights to 1,160 airports in 181 countries. Together with its US Airways Express partners, the airline serves approximately 80 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city in Washington, D.C. at Ronald Reagan Washington National Airport. US Airways was the only airline included as one of the 50 best companies to work for in the U.S. by LATINA Style magazine’s 50 Report for 2010. For the sixth year in a row, the airline also earned a 100 percent rating on the Human Rights Campaign Corporate Equality index, a leading indicator of companies’ attitudes and policies toward lesbian, gay, bisexual and transgender employees and customers. For more company information, visit usairways.com. (LCCF)

Forward Looking Statements

Certain of the statements contained or referred to herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding, among others, the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance and liquidity position of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; provisions in the Company’s credit card processing and other commercial agreements that may affect its liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third party regional operators or third party service providers; the Company’s reliance and costs of third party distribution channels, including those provided by global distribution systems and online travel agents; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow its route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of its regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use NOLs and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2010 and in the Company’s other filings with the SEC, which are available at www.usairways.com.

Financial Tables to Follow

US Airways Group, Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended			12 Months Ended
	December 31,		Percent	December 31,		Percent
	2010	2009	Change	2010	2009	Change

Operating revenues:
Mainline passenger	$1,845	$1,660	11.1	$7,645	$6,752	13.2
Express passenger	707	647	9.3	2,821	2,503	12.7
Cargo	42	33	28.6	149	100	48.8
Other	313	286	9.5	1,293	1,103	17.2

Total operating revenues	2,907	2,626	10.7	11,908	10,458	13.9

Operating expenses:
Aircraft fuel and related taxes	628	511	22.9	2,403	1,863	29.0
Loss (gain) on fuel hedging instruments, net:
Realized	—	—	nm	—	382	nm
Unrealized	—	—	nm	—	(375)	nm
Salaries and related costs	536	512	4.7	2,244	2,165	3.6
Express expenses:
Fuel	207	171	20.7	769	609	26.2
Other	496	465	6.6	1,960	1,910	2.7
Aircraft rent	162	173	(6.2)	670	695	(3.7)
Aircraft maintenance	183	168	8.9	661	700	(5.5)
Other rent and landing fees	136	138	(1.6)	549	560	(1.9)
Selling expenses	101	91	11.9	421	382	10.3
Special items, net	6	33	(82.8)	5	55	(91.6)
Depreciation and amortization	60	57	4.2	248	242	2.7
Other	287	293	(1.4)	1,197	1,152	3.9

Total operating expenses	2,802	2,612	7.3	11,127	10,340	7.6

Operating income	105	14	nm	781	118	nm

Nonoperating income (expense):
Interest income	2	6	(72.0)	13	24	(46.3)
Interest expense, net	(77)	(75)	3.6	(329)	(304)	8.2
Other, net	(3)	(62)	(96.8)	37	(81)	nm

Total nonoperating expense, net	(78)	(131)	(41.4)	(279)	(361)	(22.9)

Income (loss) before income taxes	27	(117)	nm	502	(243)	nm

Income tax benefit	(1)	(38)	(98.7)	—	(38)	nm

Net income (loss)	$28	$(79)	nm	$502	$(205)	nm

Earnings (loss) per common share
Basic	$0.17	$(0.49)		$3.11	$(1.54)

Diluted	$0.17	$(0.49)		$2.61	$(1.54)

Shares used for computation (in thousands):
Basic	161,776	161,103		161,412	133,000

Diluted	202,200	161,103		201,131	133,000

US Airways Group, Inc.
Operating Statistics

	3 Months Ended				12 Months Ended
	December 31,		Percent		December 31,		Percent
	2010	2009	Change		2010	2009	Change

Mainline
Revenue passenger miles (millions)	14,235	13,336	6.7		58,977	57,889	1.9
Available seat miles (ASM) (millions)	17,426	16,718	4.2		71,588	70,725	1.2
Passenger load factor (percent)	81.7	79.8	1.9	pts	82.4	81.9	0.5	pts
Yield (cents)	12.96	12.45	4.1		12.96	11.66	11.1
Passenger revenue per ASM (cents)	10.59	9.93	6.6		10.68	9.55	11.9

Passenger enplanements (thousands)	13,000	12,117	7.3		51,853	51,016	1.6
Departures (thousands)	113	110	2.7		451	461	(2.2)
Aircraft at end of period	339	349	(2.9)		339	349	(2.9)

Block hours (thousands)	296	290	2.2		1,199	1,224	(2.1)
Average stage length (miles)	955	957	(0.1)		981	972	0.9
Average passenger journey (miles)	1,607	1,595	0.8		1,674	1,637	2.3
Fuel consumption (gallons in millions)	262	251	4.3		1,073	1,069	0.4
Average aircraft fuel price including related taxes (dollars per gallon)	2.40	2.04	17.9		2.24	1.74	28.5
Average aircraft fuel price including related taxes and realized loss on fuel hedging instruments, net (dollars per gallon)	2.40	2.04	17.9		2.24	2.10	6.6
Full-time equivalent employees at end of period	30,871	31,333	(1.5)		30,871	31,333	(1.5)

Operating cost per ASM (cents)	12.05	11.82	2.0		11.73	11.06	6.1
Operating cost per ASM excluding special items (cents)	12.02	11.62	3.5		11.72	11.51	1.8
Operating cost per ASM excluding special items and fuel (cents)	8.41	8.56	(1.7)		8.37	8.34	0.4
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	8.39	8.56	(2.0)		8.30	8.34	(0.4)

Express*
Revenue passenger miles (millions)	2,711	2,515	7.8		10,616	10,570	0.4
Available seat miles (millions)	3,591	3,450	4.1		14,230	14,367	(1.0)
Passenger load factor (percent)	75.5	72.9	2.6	pts	74.6	73.6	1.0	pts
Yield (cents)	26.09	25.73	1.4		26.57	23.68	12.2
Passenger revenue per ASM (cents)	19.69	18.76	5.0		19.83	17.42	13.8

Passenger enplanements (thousands)	7,118	6,684	6.5		27,707	26,949	2.8
Aircraft at end of period	281	283	(0.7)		281	283	(0.7)
Fuel consumption (gallons in millions)	85	82	3.6		336	338	(0.6)
Average aircraft fuel price including related taxes (dollars per gallon)	2.43	2.08	16.5		2.29	1.80	27.0

Operating cost per ASM (cents)	19.56	18.45	6.0		19.18	17.53	9.4
Operating cost per ASM excluding special items (cents)	19.56	18.36	6.5		19.19	17.51	9.6
Operating cost per ASM excluding special items and fuel (cents)	13.81	13.40	3.0		13.79	13.27	3.9

Total Mainline & Express
Revenue passenger miles (millions)	16,946	15,851	6.9		69,593	68,459	1.7
Available seat miles (millions)	21,017	20,168	4.2		85,818	85,092	0.9
Passenger load factor (percent)	80.6	78.6	2.0	pts	81.1	80.5	0.6	pts
Yield (cents)	15.06	14.56	3.4		15.04	13.52	11.2
Passenger revenue per ASM (cents)	12.14	11.44	6.1		12.20	10.88	12.1
Total revenue per ASM (cents)	13.83	13.02	6.2		13.88	12.29	12.9

Passenger enplanements (thousands)	20,118	18,801	7.0		79,560	77,965	2.0
Aircraft at end of period	620	632	(1.9)		620	632	(1.9)
Fuel consumption (gallons in millions)	347	333	4.1		1,409	1,407	0.1
Average aircraft fuel price including related taxes (dollars per gallon)	2.41	2.05	17.5		2.25	1.76	28.1

Operating cost per ASM (cents)	13.33	12.95	3.0		12.97	12.15	6.7
Operating cost per ASM excluding special items (cents)	13.31	12.77	4.2		12.96	12.52	3.5
Operating cost per ASM excluding special items and fuel (cents)	9.34	9.39	(0.6)		9.27	9.17	1.1
Operating cost per ASM excluding special items, fuel and profit sharing (cents)	9.32	9.39	(0.8)		9.21	9.17	0.5

*
Express includes US Airways Group’s wholly owned regional airline subsidiaries, Piedmont Airlines and PSA Airlines, as well as operating and financial results from capacity purchase agreements with Republic Airlines, Mesa Airlines, Air Wisconsin Airlines and Chautauqua Airlines.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
US Airways Group, Inc. (the “Company”) is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items and profit sharing, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline and Express CASM excluding fuel is useful to investors as both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control. Management uses mainline and Express CASM excluding special items, fuel and profit sharing to evaluate the Company’s operating performance.

	3 Months Ended		12 Months Ended
Reconciliation of Net Income (Loss)	December 31,		December 31,
Excluding Special Items	2010	2009	2010	2009
	(In millions, except share and		(In millions, except share and
	per share amounts)		per share amounts)

Net income (loss) as reported	$28	$(79)	$502	$(205)

Special items:
Unrealized gain on fuel hedging instruments, net (1)	—	—	—	(375)
Special items, net (2)	6	33	5	55
Express operating special items, net (3)	—	3	(1)	3
Nonoperating special items, net (4)	(6)	49	(59)	61
Income tax benefits (5)	—	(38)	—	(38)

Net income (loss) as adjusted for special items	$28	$(32)	$447	$(499)

	3 Months Ended		12 Months Ended
Reconciliation of Basic and Diluted Earnings (Loss)	December 31,		December 31,
Per Share As Adjusted for Special Items	2010	2009	2010	2009

Net income (loss) as adjusted for special items	$28	$(32)	$447	$(499)

Shares used for computation (in thousands):
Basic	161,776	161,103	161,412	133,000

Diluted	202,200	161,103	201,131	133,000

Earnings (loss) per share as adjusted for special items:
Basic	$0.17	$(0.20)	$2.77	$(3.75)

Diluted (6)	$0.17	$(0.20)	$2.34	$(3.75)

	3 Months Ended		12 Months Ended
Reconciliation of Operating Income (Loss)	December 31,		December 31,
Excluding Special Items	2010	2009	2010	2009

Operating income as reported	$105	$14	$781	$118

Special items:
Unrealized gain on fuel hedging instruments, net (1)	—	—	—	(375)
Special items, net (2)	6	33	5	55
Express operating special items, net (3)	—	3	(1)	3

Operating income (loss) as adjusted for special items	$111	$50	$785	$(199)

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

	3 Months Ended		12 Months Ended
Reconciliation of Operating Cost per ASM Excluding Special	December 31,		December 31,
Items, Fuel and Profit Sharing — Mainline only	2010	2009	2010	2009

Total operating expenses	$2,802	$2,612	$11,127	$10,340
Less Express expenses:
Fuel	(207)	(171)	(769)	(609)
Other	(496)	(465)	(1,960)	(1,910)

Total mainline operating expenses	2,099	1,976	8,398	7,821

Special items:
Unrealized gain on fuel hedging instruments, net (1)	—	—	—	375
Special items, net (2)	(6)	(33)	(5)	(55)

Mainline operating expenses, excluding special items	2,093	1,943	8,393	8,141

Fuel:
Aircraft fuel and related taxes	(628)	(511)	(2,403)	(1,863)
Realized loss on fuel hedging instruments, net (7)	—	—	—	(382)

Mainline operating expenses, excluding special items and fuel	1,465	1,432	5,990	5,896

Profit sharing	(4)	—	(47)	—

Mainline operating expenses, excluding special items, fuel and profit sharing	$1,461	$1,432	$5,943	$5,896

(In cents)
Mainline operating expenses per ASM	$12.05	$11.82	$11.73	$11.06

Special items per ASM:
Unrealized gain on fuel hedging instruments, net (1)	—	—	—	0.53
Special items, net (2)	(0.03)	(0.20)	(0.01)	(0.08)

Mainline operating expenses per ASM, excluding special items	12.02	11.62	11.72	11.51

Fuel per ASM:
Aircraft fuel and related taxes	(3.60)	(3.06)	(3.36)	(2.63)
Realized loss on fuel hedging instruments, net (7)	—	—	—	(0.54)

Mainline operating expenses per ASM, excluding special items and fuel	8.41	8.56	8.37	8.34

Profit sharing per ASM	(0.02)	—	(0.07)	—

Mainline operating expenses per ASM, excluding special items, fuel and profit sharing	$8.39	$8.56	$8.30	$8.34

Note: Amounts may not recalculate due to rounding.

	3 Months Ended		12 Months Ended
Reconciliation of Operating Cost per ASM Excluding Special	December 31,		December 31,
Items and Fuel — Express only	2010	2009	2010	2009

Total Express operating expenses	$703	$636	$2,729	$2,519

Special items:
Express operating special items, net (3)	—	(3)	1	(3)

Express operating expenses, excluding special items	703	633	2,730	2,516

Aircraft fuel and related taxes	(207)	(171)	(769)	(609)

Express operating expenses, excluding special items and fuel	$496	$462	$1,961	$1,907

(In cents)
Express operating expenses per ASM	$19.56	$18.45	$19.18	$17.53

Special items per ASM:
Express operating special items, net (3)	—	(0.09)	0.01	(0.02)

Express operating expenses per ASM, excluding special items	19.56	18.36	19.19	17.51

Aircraft fuel and related taxes	(5.75)	(4.96)	(5.40)	(4.24)

Express operating expenses per ASM, excluding special items and fuel	$13.81	$13.40	$13.79	$13.27

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

	3 Months Ended		12 Months Ended
Reconciliation of Operating Cost per ASM Excluding Special	December 31,		December 31,
Items, Fuel and Profit Sharing — Total Mainline and Express	2010	2009	2010	2009

Total operating expenses	$2,802	$2,612	$11,127	$10,340

Special items:
Unrealized gain on fuel hedging instruments, net (1)	—	—	—	375
Special items, net (2)	(6)	(33)	(5)	(55)
Express operating special items, net (3)	—	(3)	1	(3)

Total operating expenses, excluding special items	2,796	2,576	11,123	10,657

Fuel:
Aircraft fuel and related taxes — mainline	(628)	(511)	(2,403)	(1,863)
Aircraft fuel and related taxes — express	(207)	(171)	(769)	(609)
Realized loss on fuel hedging instruments, net (7)	—	—	—	(382)

Total operating expenses, excluding special items and fuel	1,961	1,894	7,951	7,803

Profit sharing	(4)	—	(47)	—

Total operating expenses, excluding special items, fuel and profit sharing	$1,957	$1,894	$7,904	$7,803

(In cents)
Total operating expenses per ASM	$13.33	$12.95	$12.97	$12.15

Special items per ASM:
Unrealized gain on fuel hedging instruments, net (1)	—	—	—	0.44
Special items, net (2)	(0.03)	(0.17)	(0.01)	(0.06)
Express operating special items, net (3)	—	(0.01)	—	—

Total operating expenses per ASM, excluding special items	13.31	12.77	12.96	12.52

Fuel per ASM:
Aircraft fuel and related taxes — mainline	(2.99)	(2.53)	(2.80)	(2.19)
Aircraft fuel and related taxes — express	(0.98)	(0.85)	(0.90)	(0.72)
Realized loss on fuel hedging instruments, net (7)	—	—	—	(0.45)

Total operating expenses per ASM, excluding special items and fuel	9.34	9.39	9.27	9.17

Profit sharing per ASM	(0.02)	—	(0.05)	—

Total operating expenses per ASM, excluding special items, fuel and profit sharing	$9.32	$9.39	$9.21	$9.17

Note: Amounts may not recalculate due to rounding.

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

FOOTNOTES:

1)
The 2009 twelve month period included $375 million of net unrealized gains resulting from mark-to-market accounting for changes in the fair value of the Company’s fuel hedging instruments. These unrealized gains were due primarily to the reversal of unrealized losses recognized in prior periods as hedge transactions settled in the 2009 period.

2)
The 2010 fourth quarter included a $6 million non-cash charge related to the decline in market value of certain spare parts. The 2010 twelve month period included a $6 million non-cash charge related to the decline in market value of certain spare parts, $5 million in aircraft costs related to previously announced capacity reductions and other net special charges of $10 million, which included a settlement and corporate transaction costs. These costs were offset by a $16 million refund of Aviation Security Infrastructure Fees (“ASIF”) paid to the Transportation Security Administration (“TSA”) during the years 2005 to 2009. The 2009 fourth quarter included $16 million in non-cash impairment charges due to the decline in fair value of certain indefinite lived intangible assets associated with international routes, $5 million in aircraft costs as a result of capacity reductions, $6 million in severance charges and $6 million in costs related to the 2009 liquidity improvement program. The 2009 twelve month period included the $16 million non-cash impairment charges and $6 million liquidity improvement costs, as well as $22 million in aircraft costs and $11 million in severance and other charges.

3)
The 2010 twelve month period included a $1 million refund for our Express subsidiaries of ASIF paid to the TSA during the years 2005 to 2009. The 2009 fourth quarter and twelve month periods included $3 million in non-cash charges related to the decline in market value of certain Express spare parts.

4)
The 2010 fourth quarter included an $11 million settlement gain, offset by $5 million in non-cash charges related to the write off of debt issuance costs. The 2010 twelve month period included $53 million of net realized gains related to the sale of certain investments in auction rate securities as well as an $11 million settlement gain, offset by $5 million in non-cash charges related to the write off of debt issuance costs. The 2009 fourth quarter included $49 million in non-cash charges associated with the sale of 10 Embraer 190 aircraft and write off of related debt discount and issuance costs. The 2009 twelve month period included the $49 million in losses associated with the sale of 10 Embraer 190 aircraft, $10 million in other-than-temporary non-cash impairment charges for investments in auction rate securities and a $2 million non-cash asset impairment charge.

5)
The 2009 fourth quarter and twelve month periods included $38 million in tax benefits. Of this amount, $21 million was due to a non-cash income tax benefit related to gains recorded within other comprehensive income during 2009. Generally accepted accounting principles (“GAAP”) requires all items be considered (including items recorded in other comprehensive income) in determining the amount of tax benefit that results from a loss from continuing operations that should be allocated to continuing operations. In accordance with GAAP, the Company recorded a tax benefit on the loss from continuing operations, which was exactly offset by income tax expense on other comprehensive income as follows:

	Net Loss Income	Change in Other
	Statement	Comprehensive Income
Pre Allocation	$(226)	$46
Tax Allocation	21	(21)
As Presented	(205)	25

As the income tax expense on other comprehensive income is equal to the income tax benefit recognized in continuing operations, the Company’s total comprehensive loss is unchanged. In addition, the Company’s net deferred tax position at December 31, 2009 is not impacted by this tax allocation.

The remaining tax benefits included $14 million related to a legislation change allowing the Company to recover certain Alternative Minimum Tax liability (“AMT”) amounts paid in prior years and $3 million related to the tax benefit of the non-cash impairment charge on indefinite lived intangible assets.

6)	The 2010 fourth quarter and twelve month period diluted EPS excludes $6 million and $23 million of interest, net of profit sharing, respectively, related to the Company’s 7.25% convertible notes.

7)	The 2009 twelve month period included $382 million of net realized losses on settled fuel hedge transactions.

US Airways Group, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31, 2010	December 31, 2009
Assets

Current assets
Cash and cash equivalents	$1,859	$1,299
Accounts receivable, net	311	285
Materials and supplies, net	231	227
Prepaid expenses and other	508	520

Total current assets	2,909	2,331

Property and equipment
Flight equipment	4,134	3,852
Ground property and equipment	843	883
Less accumulated depreciation and amortization	(1,304)	(1,151)

	3,673	3,584
Equipment purchase deposits	123	112

Total property and equipment	3,796	3,696

Other assets
Other intangibles, net	477	503
Restricted cash	364	480
Investments in marketable securities	57	203
Other assets	216	241

Total other assets	1,114	1,427

Total assets	$7,819	$7,454

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Current maturities of debt and capital leases	$397	$502
Accounts payable	386	337
Air traffic liability	861	778
Accrued compensation and vacation	245	178
Accrued taxes	149	141
Other accrued expenses	802	853

Total current liabilities	2,840	2,789

Noncurrent liabilities and deferred credits
Long-term debt and capital leases, net of current maturities	4,003	4,024
Deferred gains and credits, net	336	377
Employee benefit liabilities and other	556	619

Total noncurrent liabilities and deferred credits	4,895	5,020

Stockholders’ equity (deficit)
Common stock	2	2
Additional paid-in capital	2,115	2,107
Accumulated other comprehensive income	14	90
Accumulated deficit	(2,047)	(2,541)
Treasury stock	—	(13)

Total stockholders’ equity (deficit)	84	(355)

Total liabilities and stockholders’ equity (deficit)	$7,819	$7,454